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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   NOVEMBER 27, 1996





                               ARDEN REALTY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         MARYLAND                    1-12193               95-4578533
(State or other jurisdiction       (Commission         (I.R.S. Employer
of incorporation)                  File Number)        Identification No.)



9100 WILSHIRE BOULEVARD, EAST TOWER, SUITE 700               90212
          BEVERLY HILLS, CALIFORNIA
   (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:  (310) 271-8600


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


On November 27, 1996, Arden Realty, Inc. (collectively with its subsidiaries, the "Company") completed a series of transactions to acquire three suburban office properties totaling 295,182 rentable square feet from unaffiliated entities.

The first property, 1970 and 1990 E. Grand Avenue, El Segundo, California, comprises 84,500 rentable square feet and is vacant. The purchase price for the property was approximately $3,450,000, which was based on arms length negotiations. The Company plans to complete capital improvements to the property over the next three months for approximately $1,100,000 and then initiate lease up of the property. Quoted market rental rates are $16.20 per square foot, although there can be no assurance that the Company will be able to
achieve rents at this level.    The property was purchased from Continental
Grand Company, a California limited partnership.

The second property, 2730 Wilshire Boulevard, Santa Monica, California, contains 55,080 rentable square feet of office space and 16 apartment units comprising 12,740 square feet. The purchase price for the property was approximately $9,500,000, which was based on arms length negotiations. The office building is presently 93% occupied, at average rents of $21.00 per square foot. The quoted market rental rates are $21.00 per square foot. The apartments are presently 100% occupied, at average rents of $1.23 per square foot per month. The property was purchased from Kennedy-Wilson, Inc.

The third property, Burbank Executive Center, contains two office buildings totaling 142,862 rentable square feet. The purchase price for the property was approximately $13,000,000, which was based on arms length negotiations. The property is presently 92% occupied, at average rents of $18.84 per square foot. Quoted market rental rates are $19.20 per square foot. The property was purchased from Property Asset Management Inc.

The Company financed these acquisitions with its existing $104,000,000 bridge loan with Lehman Brothers Holdings, Inc., bringing the outstanding balance on that loan to $78,000,000.

Inclusive of these purchases, the Company's portfolio consists of 28 suburban office properties comprising 4,415,151 rentable square feet and 16 apartment units.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED.

It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired properties will be filed as an amendment to this Form within 60 days.

(b)  PRO FORMA FINANCIAL INFORMATION.

It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed as an amendment to this Form within 60 days.

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(c)  EXHIBITS.

10.33* Agreement of Purchase and Sale and Joint Escrow Instructions for 1970 and 1990 East Grand Avenue, El Segundo, California, by and between Continental Grand Company and Arden Realty Limited Partnership

10.34* Purchase and Sale Agreement between Kennedy-Wilson, Inc. and Arden Realty Limited Partnership.

10.35* Agreement of Purchase and Sale by and between Arden Realty Limited Partnership and Property Asset Management Inc.

*  To be filed by amendment.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ARDEN REALTY, INC.


Date:  December 13, 1996           By:  /s/ Diana M. Laing
                                        ------------------
                                        Diana M. Laing
                                        Chief Financial Officer